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                                                                    EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
LexiQuest S.A.

We have audited the accompanying consolidated balance sheets of LexiQuest S.A. and subsidiaries as of December 31, 2000 and 2001 and the related consolidated statements of income, changes in shareholders' equity (deficit) and cash flows for the two years in the period ended December 31, 2001. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2000 and 2001, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company has incurred losses of 20,011 thousand and 13,010 thousand for the years ended December 31, 2001 and 2000, respectively. These losses have significantly weakened the Company's financial position and its ability to meet current operating expenses, and, at December 31, 2001, the Company's current liabilities exceeded its current assets by 3,608 thousand. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Ernst & Young Audit

Represented by John Mackey
Paris, France
April 19, 2002